SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

               Date of Report: (Date of earliest event reported):
                        August 28, 2003 (August 27, 2003)


                           Blue Dolphin Energy Company
             (Exact name of registrant as specified in its charter)




       Delaware                       0-15905                     73-1268729
(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)





                             801 Travis, Suite 2100
                              Houston, Texas 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)




                                (Not Applicable)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         Blue Dolphin Energy Company ("Company") previously announced that it received a notice from the NASDAQ on July 15, 2002, stating that because the Company's common stock traded below the minimum bid requirement of $1.00 for 30 consecutive trading days the common stock would be delisted if its bid price did not close above $1.00 for 10 consecutive trading days by January 13, 2003. This deadline to regain compliance with NASDAQ's listing requirements was extended to October 8, 2003. On August 27, 2003, the Company received a notice from the NASDAQ that it has regained compliance with the listing requirements as a result of the bid price of its common stock closing above $1.00 for 10 consecutive trading days. If the Company's common stock were to trade below the minimum bid requirement of $1.00 for 30 consecutive trading days, the bid price of its common stock would again be required to close above $1.00 for 10 consecutive trading days to avoid delisting.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Exhibits- None




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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    August 28, 2003


                           BLUE DOLPHIN ENERGY COMPANY


                           /s/ G. Brian Lloyd
                           -------------------------
                           G. Brian Lloyd
                           Vice President, Treasurer






































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